SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: August 27, 2004


                             NESCO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

     Nevada                     000-28307                    13-3709558
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(State or other         (Commission File Number)    (IRS Employer Identification
jurisdiction of                                                Number)
incorporation)

      305 Madison Avenue, New York, NY                         10165
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   Address of principal executive offices                   (Zip Code)



Registrant's telephone number including area code         (212) 808-0607
                                                          --------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 3.02. Unregistered Sales of Equity Securities

     As of July 1, 2004, Registrant entered into a Securities Purchase Agreement with Ocean Drive Holdings, LLC as agent for prospective investors (the
"Agreement"). The Agreement provided for the investors to purchase from the Registrant (a) up to $3,000,000 of its 8% senior secured convertible promissory notes ("Notes") and (b) up to 20,000,000 warrants, exercisable at $0.25, or 666,667 warrants for each $100,000 of principal amount of Notes purchased. The Notes are convertible into the common stock of Registrant at $0.15 per share, subject to adjustment.

     The Agreement provided that multiple closings could take place with none later than August 23, 2004. Through August 23, 2004, Notes in the principal amount of $2,180,000 had been sold to investors. The termination date for the offering has been extended, in accordance with the Agreement, to September 30, 2004.

     The Notes and warrants are being offered and sold only to "accredited investors" as that term is defined within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. The offering is being made in reliance upon the exemptions from the registration provisions of the Securities Act of 1933, as amended (the "Act"), and the regulations thereunder afforded by
Section 4 (2) of the Act and Rule 506 thereunder.

     Registrant has agreed to pay commissions of up to 10% of the amount of securities sold to registered broker-dealers.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registration has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

                                          NESCO INDUSTRIES, INC.


                                          By:/s/ Matthew Harriton
                                          _______________________
                                          Matthew Harriton
                                          Chiief Executive Officer


Dated August 27, 2004